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[LOGO]

                                                           Andrew B. Fogarty
                                                           Senior Vice President
                                                           Corporate Services

                                December 13, 1999

Mr. Charles G. Raymond
Sea-Land Service, Inc.
6000 Carnegie Boulevard
Charlotte, NC 28209

Dear Chuck:

     I am writing you concerning your Employment Agreement with CSX Corporation, Dated February 1, 1995 ("Agreement"). Under the Agreement, you would be eligible for the benefits of the Agreement if your employment with CSX terminates within three (3) years of the closing of the Maersk transaction.

     As we have discussed, you and CSX have agreed to modify the Agreement to:
(I) not required your termination of employment within the aforementioned three
(3) year period; (ii) protect the Agreements benefits for your estate should you die prior to your receipt of benefits under the Agreement.

     CSX hereby agrees that whenever you terminate your employment with CSX, whether voluntarily, involuntarily or as a result of your retirement or death, you (or your estate in the event of your death) will be eligible to receive the benefits provided in Section 6a. of the Agreement. [Section 6a. of the Agreement recites the Obligations of the Company upon Termination for Good Reason or Constructive Termination; Other than for Cause, Death or Disability].

     Additionally, CSX agrees to loan to you the after-tax amount of your Agreement. In order to accomplish this, you must execute a Promissory Note.

     I believe that we have addressed the matters you raised for consideration. Please signify your agreement to the terms set forth by signing below.

                                                     Very truly yours,





/s/ CHARLES G. RAYMOND
------------------------------
Charles G. Raymond

             o Post Office Box 85629, Richmond, Virginia 23285-5629
             o Fax (804) 783-1380 e-mail andrew_fogarty@csx.com o

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                                 PROMISSORY NOTE

                                                              Richmond, Virginia
                                                               December 14, 1999

     The undersigned borrower ("Borrower") is entitled to certain benefits pursuant to an Employment Agreement with CSX Corporation, a Virginia corporation ("CSX"), dated February 1, 1995 ("Agreement") which are payable upon Borrower's termination of employment with CSX. The Borrower desires to borrow the after-tax value of such benefits at this time. In order to induce CSX to extend such credit to the Borrower, the Borrower is willing to execute a promissory note in favor of CSX evidencing Borrower's obligations to CSX. Accordingly, the parties hereto agree as follows:

     FOR VALUE RECEIVED the Borrower promises to pay to the order of CSX the principal sum of One Million Five Hundred Thirty Four Thousand and no/100 ($1,534,000.00) with zero (0) percent interest thereon, said principal being negotiable and payable, without offset, at the offices of CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, Attention:
Treasurer, or at such other place as the holder may designate in writing.

                                    ARTICLE I

                                    THE LOAN

     Section 1.1 The Loan and the Note. CSX has agreed, upon the terms and subject to the conditions contained in this Promissory Note, to lend to the Borrower certain funds which shall be evidenced by the Borrower's note of even date (the "Promissory Note").

     Section 1.2. Term. The principal of the Promissory Note shall be due and payable on the day Borrower's employment with CSX is terminated, as defined in the Agreement.

     Section 1.3. Prepayment. The principal of the Promissory Note may be prepaid, in whole or in part, without penalty of any time.

     Section 1.4. Repayment of the Principal. Within ten Business Days after the maturity date of the Promissory Note (whether by acceleration or otherwise), or on the date as of which the Borrower elects to prepay the Promissory Note as provided in Section 1.3 hereof, the Borrower shall repay in full the then unpaid principal balance of the Promissory Note and applicable federal and state withholding taxes and costs.

                                   ARTICLE II

                                     DEFAULT

     Section 2.1. Event of Default. Any of the following shall constitute an event of default ("Event of Default"): (i) the failure to pay this Promissory Note when due; (ii) the insolvency of

             o Post Office Box 85629, Richmond, Virginia 23285-5629
             o Fax (804) 783-1380e-mail andrew_fogarty@csx.com o

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the Borrower, the application for the appointment of a receiver for the
Borrower, the filing of a petition under any provision of the federal bankruptcy law by or against the Borrower, or the making of any assignment for the benefit of creditors by the Borrower; or (iii) the breach by the Borrower of any representations, warranties or covenants contained in the Agreement between Borrower and CSX. Upon the happening of an Event of Default the entire unpaid principal balance of this Promissory Note shall, at the option of the holder, immediately become due and payable. Any failure of the holder to exercise such option shall not be deemed a waiver of the right to exercise the same in the event of any subsequent event of default.

                                   ARTICLE III

                                    COVENANTS

     Section 3.1. Filing; Further Assurances. The Borrower agrees that so long as any amounts now or hereafter payable by the Borrower to CSX under the Promissory Note (all such indebtedness, obligations and liabilities being herein called the "Obligations") the Borrower will, in such manner and form as CSX may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that CSX may request, in order to enable CSX to exercise and enforce its rights hereunder.

                                   ARTICLE IV

                                GENERAL AUTHORITY

     Section 4.1. General Authority. The Borrower hereby irrevocably appoints CSX and any officer or agent thereof, with full power of substitution, as his true and lawful attorney-in-fact, in the name of the Borrower or its own name, for the sole use and benefit of CSX, but at the Borrower's expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Promissory Note.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section

     Section 5.2. Waivers; Non-Exclusive Remedies. No failure on the part of CSX to exercise, no delay in exercising, and no course of dealing with respect to, any right under this Promissory Note shall operate as a waiver thereof; nor shall any single or partial exercise by CSX of any such right preclude any other or further exercise thereof or the exercise of any other right.

             o Post Office Box 85629, Richmond, Virginia 23285-5629
             o Fax (804) 783-1380 e-mail andrew_fogarty@csx.com o

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The rights of CSX under this Promissory Note are cumulative and are not exclusive of any other remedies provided under other agreements or by law.

     Section 5.3. Successors and Assigns. This Promissory Note is for the benefit of CSX and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Promissory Note and rights and obligations hereunder may not be assigned by Borrower.

     Section 5.4. Amendments and Waivers. Any provision of this Promissory Note may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Borrower and CSX.

     Section 5.5. Delivery and Virginia Law. Delivery and Virginia Law. This Promissory Note has been delivered in Virginia and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Any action to collect this Promissory Note or any part hereof may be instituted and maintained in a court having appropriate jurisdiction and located in the City of Richmond, Virginia.

     Section 5.6. Limitation by Law; Severability.

     (a) All rights, remedies and powers provided in this Promissory Note may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Promissory Note are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Promissory Note invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of CSX and in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity of unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 5.7. Counterparts; Effectiveness. This Promissory Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Promissory Note shall become effective when CSX shall have received counterparts hereof signed by itself and the Borrower.

     Section 5.8. Waiver; Collection Expenses. To the fullest extent permitted by law, Borrower (i) waives presentment, protest and notice of dishonor; (ii) waives the benefit of any exemption as to the debt evidenced by this Promissory Note; (iii) waives any right which the Borrower may have to require the holder to proceed against any other person or assets; (iv) agrees that, without notice, and without affecting the Borrower's liability, the holder may, at any time or times, grant extensions of time for payment, permit the renewal of this Promissory Note and add

             o Post Office Box 85629, Richmond, Virginia 23285-5629
             o Fax (804) 783-1380 e-mail andrew_fogarty@csx.com o

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or release a party; (v) agrees to pay all collection expense including reasonable attorney" fees and court costs incurred in the collection of this Promissory Note or any part hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be duly executed.

                                         ------------------------------
                                         Charles G. Raymond

                                         Address:

                                         CSX Corporation

                                         By:
                                            ---------------------------
                                         One James Center
                                         901 East Cary Street
                                         Richmond, Virginia 23219

             o Post Office Box 85629, Richmond, Virginia 23285-5629
             o Fax (804) 783-1380 e-mail andrew_fogarty@csx.com o